Exhibit 99.1

Kaltura Announces Financial Results for Third Quarter 2024

NEW YORK, November 6, 2024 -- Kaltura, Inc. (“Kaltura” or the “Company”), the video experience cloud, today announced financial results for the third quarter ended September 30, 2024, as well as outlook for the fourth quarter and full year 2024.

“We delivered record subscription revenue and ARR in the third quarter, making it our eighth consecutive quarter of year-over-year revenue growth. Cash flow was at a record high, and Adjusted EBITDA was positive for the fifth consecutive quarter and at its highest level since the second quarter of 2020, fueled by a record gross margin. We also posted a sequential and year-over-year increase in new bookings for the second consecutive quarter, continued year-over-year improvement in gross retention, and record RPO. In light of these results, we are once again increasing our revenue and Adjusted EBITDA guidance for the full year and are expecting to post positive cash flow from operations in the fourth quarter and for the full year, which would translate to over a $46 million improvement in cash flow from operations in 2024 as compared to the same period only two years ago”, said Ron Yekutiel, Kaltura Co-founder, Chairman, President and CEO.

Mr. Yekutiel continued “We believe that the tide is gradually turning on the industry and Kaltura, and that the improved booking and retention trend that we started seeing in recent quarters will continue and strengthen in 2025 and beyond, fueled by renewed industry and macroeconomic tailwinds as well as product enhancements harnessing Gen-AI that are expected to bring about further digital transformation and proliferation of video experiences. We expect that as the market gradually regrows, customers will further accelerate the consolidation of their video needs around Kaltura to boost all of their employee and customer experiences.”

Third Quarter 2024 Financial Highlights:

•    Revenue for the third quarter of 2024 was $44.3 million, an increase of 2% compared to $43.5 million for the third quarter of 2023.

•    Subscription revenue for the third quarter of 2024 was $42.1 million, an increase of 3% compared to $40.8 million for the third quarter of 2023.

•    Annualized Recurring Revenue (ARR) for the third quarter of 2024 was $168.9 million, an increase of 4% compared to $163.1 million for the third quarter of 2023.

•    GAAP Gross profit for the third quarter of 2024 was $29.5 million, representing a gross margin of 67%, compared to a GAAP gross profit of $27.7 million and gross margin of 64% for the third quarter of 2023.

•    Non-GAAP Gross profit for the third quarter of 2024 was $29.9 million, representing a non-GAAP gross margin of 68%, compared to a non-GAAP gross profit of $28.1 million and non-GAAP gross margin of 65% for the third quarter of 2023.

•    GAAP Operating loss was $4.5 million for the third quarter of 2024, compared to an operating loss of $8.3 million for the third quarter of 2023.

•    Non-GAAP Operating income was $1.3 million for the third quarter of 2024, compared to a non-GAAP operating loss of $0.8 million for the third quarter of 2023.

•    GAAP Net loss was $3.6 million or $0.02 per diluted share, for the third quarter of 2024, compared to a GAAP net loss of $10.7 million, or $0.08 per diluted share, for the third quarter of 2023.

•    Non-GAAP Net income was $2.1 million or $0.01 per diluted share for the third quarter of 2024, compared to a non-GAAP net loss of $3.2 million, or $(0.02) per diluted share, for the third quarter of 2023.

•    Adjusted EBITDA was $2.4 million for the third quarter of 2024, compared to adjusted EBITDA of $0.3 million for the third quarter of 2023.

•    Net Cash Provided By Operating Activities was $10.7 million for the third quarter of 2024, compared to $1.7 million for the third quarter of 2023.

Third Quarter 2024 Business Highlights:

•Closed 2 seven-digit deals and 22 six-digit deals across a diverse array of industries, use-cases, and geographies.
•Highest new bookings since the fourth quarter of 2022.
•Improved gross retention year-over-year, and re-growth of Net Dollar Retention to 101% after posting 98% in the last three quarters.
•Started productizing our “Content Lab” where Gen-AI is used to analyze video captions and viewership engagement data to create in real-time new clips, highlight reels, and other immersive experiences that are hyper-personalized and hyper-contextualized. Also showcased a beta version of our Gen-AI offerings for Media and Telecom customers at the IBC 2024 conference in Amsterdam, including AI-generated metadata enrichment, subtitles, dubbing, chaptering, highlights, and content recommendation for live streaming, VOD assets, and user generated content.
•Won two additional significant industry awards: the “best overall event management solution award” in the 7th annual international Martech Breakthrough Awards Program, and “best video management platform award” in the 2024 Digiday Technology Awards.

Financial Outlook:

For the fourth quarter of 2024, Kaltura currently expects:

•    Subscription Revenue to grow by 2%-4% year-over-year to between $41.8 million and $42.5 million.
•    Total Revenue to grow (decline) by (1)% - 1% year-over-year to between $44.0 million and $44.7 million.
•    Adjusted EBITDA to be in the range of $0.5 million to $1.5 million.

For the full year ending December 31, 2024, Kaltura currently expects:

•    Subscription Revenue to grow by 2% year-over-year to between $166.1 million and $166.8 million.
•    Total Revenue to grow by 1% - 2% year-over-year to between $177.1 million and $177.8 million.
•    Adjusted EBITDA to be in the range of $5.1 million to $6.1 million.

The guidance provided above contains forward-looking statements and actual results may differ materially. Refer to “Forward-Looking Statements” below for information on the factors that could cause our actual results to differ materially from these forward-looking statements. Kaltura has not provided a quantitative reconciliation of forecasted Adjusted EBITDA to forecasted GAAP net loss within this press release because the Company is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence. The reconciliation for Adjusted EBITDA includes but is not limited to the following items: stock-based compensation expenses, depreciation, amortization, financial expenses (income), net, provision for income tax, and other non-recurring operating expenses. These items, which could materially affect the computation of forward-looking GAAP net loss, are inherently uncertain and depend on various factors, some of which are outside of the Company’s control.

Additional information on Kaltura’s reported results, including a reconciliation of the non-GAAP financial measures to their most comparable GAAP measures, is included in the financial tables below.

Conference Call

Kaltura will host a conference call today on November 6, 2024 to review its third quarter 2024 financial results and to discuss its financial outlook.

Time:	8:00 a.m. ET
United States/Canada Toll Free:	1-877-407-0789
International Toll:	1-201-689-8562

A live webcast will also be available in the Investor Relations section of Kaltura’s website at: https://investors.kaltura.com/news-and-events/events.

A replay of the webcast will be available in the Investor Relations section of the company’s web site approximately two hours after the conclusion of the call and remain available for approximately 30 calendar days.

About Kaltura

Kaltura’s mission is to power any video experience for any organization. Our Video Experience Cloud offers live, real-time, and on-demand video products for enterprises of all industries, as well as specialized industry solutions, currently for educational institutions and for media and telecom companies. Underlying our products and solutions is a broad set of Media Services that are also used by other cloud platforms and companies to power video experiences and workflows for their own products. Kaltura’s Video Experience Cloud is used by leading brands reaching millions of users, at home, at school and at work, for communication, collaboration, training, marketing, sales, customer care, teaching, learning, virtual events, and entertainment experiences.

Investor Contacts:
Kaltura
John Doherty
Chief Financial Officer
IR@Kaltura.com

Sapphire Investor Relations
Erica Mannion and Michael Funari
+1 617 542 6180
IR@Kaltura.com

Media Contacts:
Kaltura
Nohar Zmora
pr.team@kaltura.com

Headline Media
Raanan Loew
raanan@headline.media
+1 347 897 9276

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including but not limited to, statements regarding our future financial and operating performance, including our guidance; our business strategy, plans and objectives for future operations;
and general economic, business and industry conditions, including expectations with respect to trends in our market and industry and the impact of Gen-AI adoption.

In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “potential,” “positioned,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Any forward-looking statements contained herein are based on our historical performance and our current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent our expectations as of the date of this press release. Subsequent events may cause these expectations to change, and we disclaim any obligation to update the forward-looking statements in the future, except as required by law. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially from our current expectations.

Important factors that could cause actual results to differ materially from those anticipated in our forward-looking statements include, but are not limited to, the current volatile economic climate and its direct and indirect impact on our business and operations; political, economic, and military conditions in Israel and other geographies; our ability to retain our customers and meet demand; our ability to achieve and maintain profitability; the evolution of the markets for our offerings; our ability to keep pace with technological and competitive developments; risks associated with our use of certain artificial intelligence and machine learning models; our ability to maintain the interoperability of our offerings across devices, operating systems and third-party applications; risks associated with our Application Programming Interfaces, other components in our offerings and other intellectual property; our ability to compete successfully against current and future competitors; our ability to increase customer revenue; risks related to our approach to revenue recognition; our potential exposure to cybersecurity threats; our compliance with data privacy and data protection laws; our ability to meet our contractual commitments; our reliance on third parties; our ability to retain our key personnel; risks related to our revenue mix and customer base; risks related to our international operations; risks related to potential acquisitions; our ability to generate or raise additional capital; and the other risks under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the Securities and Exchange Commission (“SEC”), as such factors may be updated from time to time in our other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov and the Investor Relations page of our website at investors.kaltura.com.

Non-GAAP Financial Measures

Kaltura has provided in this press release and the accompanying tables measures of financial information that have not been prepared in accordance with generally accepted accounting principles in the U.S. ("GAAP"), including non-GAAP gross profit, non-GAAP gross margin (calculated as a percentage of revenue), non-GAAP research and development expenses, non-GAAP sales and marketing expenses, non-GAAP general and administrative expenses, non-GAAP operating loss, non-GAAP operating margin (calculated as a percentage of revenue), non-GAAP net loss, non-GAAP net loss per share and Adjusted EBITDA. Kaltura defines these non-GAAP financial measures as the respective corresponding GAAP measure, adjusted for, as applicable: (1) stock-based compensation expense; (2) the amortization of acquired intangibles; (3) facility exit and transition costs; (4) restructuring charges; and (5) war-related costs. Kaltura defines EBITDA as net profit (loss) before financial expenses (income), net, provision for income taxes, and depreciation and amortization expenses. Adjusted EBITDA is defined as EBITDA (as defined above), adjusted for the impact of certain non-cash and other items that we believe are not indicative of our core operating performance, such as non-cash stock-based compensation expenses, facility exit and transition costs, restructuring charges and other non-recurring operating expenses. We believe these non-GAAP financial measures provide useful information to management and investors regarding certain financial and business trends relating to Kaltura’s financial condition and results of operations. These non-GAAP metrics are a supplemental measure of our performance, are not defined by or presented in accordance with GAAP, and should not be considered in isolation or as an alternative to net profit (loss) or any other performance measure prepared in accordance with GAAP. Non-GAAP financial measures are presented because we believe that they provide useful supplemental information to investors and analysts regarding our operating performance and are frequently used by these parties in evaluating companies in our industry. By presenting these non-GAAP financial measures, we provide a basis for comparison of our business operations between periods by excluding items that we do not believe are indicative of our core operating performance. We believe that investors’ understanding of our performance is enhanced by including these non-GAAP financial measures as a reasonable basis for comparing our ongoing results of operations. Additionally, our management uses these non-GAAP financial measures as supplemental measures of our performance because they assist us in comparing the operating performance of our business on a consistent basis between periods, as described above. Although we use the non-GAAP financial measures described above, such measures have significant limitations as analytical tools and only supplement but do not replace, our financial statements in accordance with GAAP. See the tables below regarding reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures.

Key Financial and Operating Metrics

Annualized Recurring Revenue. We use Annualized Recurring Revenue (“ARR”) as a measure of our revenue trend and an indicator of our future revenue opportunity from existing recurring customer contracts. We calculate ARR by annualizing our recurring revenue for the most recently completed fiscal quarter. Recurring revenues are generated from SaaS and PaaS subscriptions, as well as term licenses for software installed on the customer's premises (“On-Prem”). For the SaaS and PaaS components, we calculate ARR by annualizing the actual recurring revenue recognized for the latest fiscal quarter. For the On-Prem components for which revenue recognition is not ratable across the license term, we calculate ARR for each contract by dividing the total contract value (excluding professional services) as of the last day of the specified period by the number of days in the contract term and then multiplying by 365. Recurring revenue excludes revenue from one-time professional services and setup fees. ARR is not adjusted for the impact of any known or projected future customer cancellations, upgrades or downgrades or price increases or decreases. The amount of actual revenue that we recognize over any 12-month period is likely to differ from ARR at the beginning of that period, sometimes significantly. This may occur due to new bookings, cancellations, upgrades or downgrades, pending renewals, professional services revenue, foreign exchange rate fluctuations and acquisitions or divestitures. ARR should be viewed independently of revenue as it is an operating metric and is not intended to be a replacement or forecast of revenue. Our calculation of ARR may differ from similarly titled metrics presented by other companies.

Net Dollar Retention Rate. Our Net Dollar Retention Rate, which we use to measure our success in retaining and growing recurring revenue from our existing customers, compares our recognized recurring revenue from a set of customers across comparable periods. We calculate our Net Dollar Retention Rate for a given period as the recognized recurring revenue from the latest reported fiscal quarter from the set of customers whose revenue existed in the reported fiscal quarter from the prior year (the numerator), divided by recognized recurring revenue from such customers for the same fiscal quarter in the prior year (denominator). For annual periods, we report Net Dollar Retention Rate as the arithmetic average of the Net Dollar Retention Rate for all fiscal quarters included in the period. We consider subdivisions of the same legal entity (for example, divisions of a parent company or separate campuses that are part of the same state university system) ,as well as Value-add Resellers (“VARs”) (meaning resellers that directly manage the relationship with the customer) and the customers they manage, to be a single customer for purposes of calculating our Net Dollar Retention Rate. Our calculation of Net Dollar Retention Rate for any fiscal period includes the positive recognized recurring revenue impacts of selling new services to existing customers and the negative recognized recurring revenue impacts of contraction and attrition among this set of customers. Our Net Dollar Retention Rate may fluctuate as a result of a number of factors, including the growing level of our revenue base, the level of penetration within our customer base, expansion of products and features, and our ability to retain our customers. Our calculation of Net Dollar Retention Rate may differ from similarly titled metrics presented by other companies.

Remaining Performance Obligations. Remaining Performance Obligations represents the amount of contracted future revenue that has not yet been delivered, including both subscription and professional services revenues. Remaining Performance Obligations consists of both deferred revenue and contracted non-cancelable amounts that will be invoiced and recognized in future periods. We expect to recognize 59% of our Remaining Performance Obligations as revenue over the next 12 months, and the remainder thereafter, in each case, in accordance with our revenue recognition policy; however, we cannot guarantee that any portion of our Remaining Performance Obligations will be recognized as revenue within the timeframe we expect or at all.

Consolidated Balance Sheets (U.S. dollars in thousands)

	As of
	September 30, 2024	December 31, 2023
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$36,840	$36,684
Marketable securities	40,873	32,692
Trade receivables	22,646	23,312
Prepaid expenses and other current assets	7,916	8,410
Deferred contract acquisition and fulfillment costs, current	10,274	10,636

Total current assets	118,549	111,734

LONG-TERM ASSETS:
Marketable securities	2,229	5,844
Property and equipment, net	17,062	20,113
Other assets, noncurrent	2,916	3,100
Deferred contract acquisition and fulfillment costs, noncurrent	13,766	17,314
Operating lease right-of-use assets	12,659	13,872
Intangible assets, net	332	689
Goodwill	11,070	11,070

Total noncurrent assets	60,034	72,002

TOTAL ASSETS	$178,583	$183,736

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Current portion of long-term loans	$2,499	$1,612
Trade payables	5,819	3,629
Employees and payroll accruals	12,005	12,651
Accrued expenses and other current liabilities	20,138	17,279
Operating lease liabilities	2,448	2,374
Deferred revenue, current	63,214	62,364

Total current liabilities	106,123	99,909

NONCURRENT LIABILITIES:
Deferred revenue, noncurrent	78	369
Long-term loans, net of current portion	30,481	33,047
Operating lease liabilities, noncurrent	15,652	17,796
Other liabilities, noncurrent	2,108	2,295

Total noncurrent liabilities	48,319	53,507

TOTAL LIABILITIES	$154,442	$153,416
STOCKHOLDERS' EQUITY:
Common stock	15	14
Treasury stock	(7,114)	(4,881)
Additional paid-in capital	493,148	471,635
Accumulated other comprehensive income	297	1,047
Accumulated deficit	(462,205)	(437,495)

Total stockholders' equity	24,141	30,320

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$178,583	$183,736

Consolidated Statements of Operations (U.S. dollars in thousands, except for share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
	(Unaudited)

Revenue:
Subscription	$42,085	$40,847	$124,267	$121,962
Professional services	2,210	2,695	8,841	8,732

Total revenue	44,295	43,542	133,108	130,694

Cost of revenue:
Subscription	10,437	11,004	32,699	33,106
Professional services	4,317	4,839	13,584	14,001

Total cost of revenue	14,754	15,843	46,283	47,107

Gross profit	29,541	27,699	86,825	83,587

Operating expenses:

Research and development	12,427	12,558	36,460	39,663
Sales and marketing	11,830	11,683	35,421	36,489
General and administrative	9,750	11,767	35,250	36,298
Restructuring	—	5	—	973

Total operating expenses	34,007	36,013	107,131	113,423

Operating loss	4,466	8,314	20,306	29,836

Financial expenses, net	(2,160)	(95)	(1,672)	(3,047)

Loss before provision for income taxes	2,306	8,219	18,634	26,789

Provision for income taxes	1,304	2,507	6,076	7,510

Net loss	3,610	10,726	24,710	34,299

Net loss per share attributable to common stockholders, basic and diluted	$0.02	$0.08	$0.17	$0.25

Weighted average number of shares used in computing basic net loss per share attributable to common stockholders	149,306,274	139,186,364	147,074,320	137,033,800

Stock-based compensation included in above line items:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
	(Unaudited)

Cost of revenue	$259	$295	$807	$827
Research and development	1,268	1,162	3,597	3,439
Sales and marketing	684	776	2,183	2,347
General and administrative	3,424	5,137	14,478	15,343

Total	$5,635	$7,370	$21,065	$21,956

Revenue by Segment (U.S. dollars in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
	(Unaudited)

Enterprise, Education and Technology	$32,341	$31,095	$95,746	$93,583
Media and Telecom	11,954	12,447	37,362	37,111

Total	$44,295	$43,542	$133,108	$130,694

Gross Profit by Segment (U.S. dollars in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
	(Unaudited)

Enterprise, Education and Technology	$24,539	$22,762	$71,026	$68,625
Media and Telecom	5,002	4,937	15,799	14,962

Total	$29,541	$27,699	$86,825	$83,587

Consolidated Statement of Cash Flows (U.S. dollars in thousands)

	Nine Months Ended September 30,
	2024	2023
Cash flows from operating activities:
Net loss	$(24,710)	$(34,299)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	3,834	3,409
Stock-based compensation expenses	21,065	21,956
Amortization of deferred contract acquisition and fulfillment costs	8,550	8,774
Non-cash interest income, net	(713)	(705)
Gain on foreign exchange	(285)	(439)
Changes in operating assets and liabilities:
Decrease in trade receivables	666	6,921
Increase in prepaid expenses and other current assets and other assets, noncurrent	(73)	(193)
Increase in deferred contract acquisition and fulfillment costs	(4,367)	(4,853)
Increase (Decrease) in trade payables	2,182	(5,575)
Increase in accrued expenses and other current liabilities	2,742	91
Decrease in employees and payroll accruals	(646)	(2,504)
Increase (Decrease) in other liabilities, noncurrent	(27)	411
Increase (Decrease) in deferred revenue	559	(1,285)
Operating lease right-of-use assets and lease liabilities, net	(857)	(1,613)

Net cash provided by (used in) operating activities	7,920	(9,904)

Cash flows from investing activities:

Investment in available-for-sale marketable securities	(37,745)	(33,609)
Proceeds from sales and maturities of available-for-sale marketable securities	33,982	38,976
Purchases of property and equipment	(421)	(1,792)
Capitalized internal-use software	—	(1,493)
Investment in restricted bank deposit	—	(1,001)

Net cash provided by (used in) investing activities	(4,184)	1,081

Cash flows from financing activities:

Repayment of long-term loans	(1,750)	(4,500)
Proceeds from exercise of stock options	245	1,224
Payment of debt issuance costs	(10)	—
Repurchase of common stock	(2,233)	—
Payments on account of repurchase of common stock	(117)	—

Net cash used in financing activities	(3,865)	(3,276)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	285	439

Net increase (decrease) in cash, cash equivalents and restricted cash	156	(11,660)
Cash, cash equivalents and restricted cash at the beginning of the period	36,784	45,833
Cash, cash equivalents and restricted cash at the end of the period	$36,940	$34,173

Reconciliation from GAAP to Non-GAAP Results (U.S. dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Reconciliation of gross profit and gross margin
GAAP gross profit	$29,541	$27,699	$86,825	$83,587
Stock-based compensation expense	259	295	807	827
Amortization of acquired intangibles	107	107	320	319
Non-GAAP gross profit	$29,907	$28,101	$87,952	$84,733
GAAP gross margin	67%	64%	65%	64%
Non-GAAP gross margin	68%	65%	66%	65%
Reconciliation of operating expenses
GAAP research and development expenses	$12,427	$12,558	$36,460	$39,663
Stock-based compensation expense	1,268	1,162	3,597	3,439
Amortization of acquired intangibles	—	—	—	—
Non-GAAP research and development expenses	$11,159	$11,396	$32,863	$36,224
GAAP sales and marketing	$11,830	$11,683	$35,421	$36,489
Stock-based compensation expense	684	776	2,183	2,347
Amortization of acquired intangibles	13	13	39	115
Non-GAAP sales and marketing expenses	$11,133	$10,894	$33,199	$34,027
GAAP general and administrative expenses	$9,750	$11,767	$35,250	$36,298
Stock-based compensation expense	3,424	5,137	14,478	15,343
Amortization of acquired intangibles	—	—	—	—
Facility exit and transition costs (b)	$—	$—	$—	$154
War related costs(d)	$—	$—	$22	$—
Non-GAAP general and administrative expenses	$6,326	$6,630	$20,750	$20,801
Reconciliation of operating income (loss) and operating margin
GAAP operating loss	$(4,466)	$(8,314)	$(20,306)	$(29,836)
Stock-based compensation expense	5,635	7,370	21,065	21,956
Amortization of acquired intangibles	120	120	359	434
Restructuring (c)	—	5	—	973
Facility exit and transition costs (b)	—	—	—	154
War related costs(d)	—	—	22	—
Non-GAAP operating income (loss)	$1,289	$(819)	$1,140	$(6,319)
GAAP operating margin	(10)%	(19)%	(15)%	(23)%
Non-GAAP operating margin	3%	(2)%	1%	(5)%
Reconciliation of net loss
GAAP net loss attributable to common stockholders	$(3,610)	$(10,726)	$(24,710)	$(34,299)
Stock-based compensation expense	5,635	7,370	21,065	21,956
Amortization of acquired intangibles	120	120	359	434
Restructuring (c)	—	5	—	973
Facility exit and transition costs (b)	—	—	—	154
War related costs(d)	—	—	22	—
Non-GAAP net income (loss) attributable to common stockholders	$2,145	$(3,231)	$(3,264)	$(10,782)

Non-GAAP net income (loss) per share - basic and diluted	$0.01	$(0.02)	$(0.02)	$(0.08)

Shares used in non-GAAP per share calculations:
GAAP weighted-average shares used to compute net income per share - basic and diluted	149,306,274	139,186,364	147,074,320	137,033,800
Weighted average number of ordinary shares outstanding used in computing basic and diluted net loss per share (non-GAAP)	149,306,274	139,186,364	147,074,320	137,033,800

Adjusted EBITDA (U.S. dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

Net loss	$(3,610)	$(10,726)	$(24,710)	$(34,299)
Financial expenses (income), net (a)	(2,160)	(95)	(1,672)	(3,047)
Provision for income taxes	1,304	2,507	6,076	7,510
Depreciation and amortization	1,254	1,248	3,834	3,409
EBITDA	(3,212)	(7,066)	(16,472)	(26,427)
Non-cash stock-based compensation expense	5,635	7,370	21,065	21,956
Facility exit and transition costs (b)	—	—	—	154
Restructuring (c)	—	5	—	973
War related costs (d)	—	—	22	—
Adjusted EBITDA	$2,423	$309	$4,615	$(3,344)

(a)The three months ended September 30, 2024 and 2023, and the nine months ended September 30, 2024, and 2023, include $725, $789, $2,131 and $2,400 respectively, of interest expenses.

(b)Facility exit and transition costs for the nine months ended September 30, 2023, include losses from sale of fixed assets and other costs associated with moving to our temporary office in Israel.

(c)The three and nine months ended September 30, 2023 include one-time employee termination benefits incurred in connection with the 2023 Reorganization Plan and the 2022 Restructuring Plan .

(d)The nine months ended September 30, 2024 include costs related to conflicts in Israel, attributable to temporary relocation of key employees from Israel for business continuity purposes, purchase of emergency equipment for key employees for business continuity purposes, and charitable donation to communities directly impacted by the war.

Reported KPIs

	As of September 30,
	2024	2023
	(U.S. dollars, amounts in thousands)
Annualized Recurring Revenue	$168,879	$163,069
Remaining Performance Obligations	$187,846	$163,995

	Three Months Ended September 30,
	2024	2023
Net Dollar Retention Rate	101%	101%